Exhibit 23.2





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We consent to incorporation by reference in the Registration Statement on Form S-3 of Stratasys, Inc. of our report dated January 30, 2003, which appears on page F-1 of the annual report on Form 10-K as of and for the years ended December 31, 2002 and 2001, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                             /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
October 16, 2003